10

                             AMENDED

                     ARTICLES OF ASSOCIATION
                               OF
               MAUI LAND & PINEAPPLE COMPANY, INC.

                    (Revised:  April 2, 1998)


     THESE ARTICLES OF ASSOCIATION, made and entered into between H P. BALDWIN, of the County of Maui, Territory of Hawaii, and L.
A. THURSTON, J. P. COOKE, W. O. SMITH and E. E. PAXTON, all residents of the City and County of Honolulu, Territory aforesaid.


                      W I T N E S S E T H:

     That said parties hereto do hereby covenant and agree, each with the others, to become associated together as a joint stock company under the laws of said Territory to obtain the rights and benefits by said laws conferred upon joint stock companies or corporations, and have made and entered into the following Articles of Association, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all others who from time to time hereafter may become members of this corporation, and who may hold stock therein.


                               I.
     The name of the corporation shall be "Maui Land & Pineapple
Company, Inc."


                               II.
     The place of the principal office of the corporation shall be at Kahului, Maui, Hawaii; there may be such subordinate or branch offices in such place or places within Hawaii or elsewhere as may be deemed necessary or requisite by the Board of Directors to transact the business of the corporation, such branch or subordinate offices to be in charge of such person or persons as may be appointed by the Board of Directors.


                              III.
     The purposes for which said corporation is organized are:
     (a) To operate, conduct, engage in and carry on the business of growing and cultivating pineapples and other fruits, vegetables and all kinds of farm produce and products of the soil; to erect and to maintain canneries, bottling works, packing or preserving establishings, factories and warehouses; to manufacture containers, appliances, machines, instruments and products, and to use, sell and dispose of the same;
     (b) To engage in and carry on the business of cattle ranching, dairying and in pursuits producing any and all agricultural products;
     (c) To purchase or otherwise acquire, sell, market and generally deal in sugar, sugar cane, sugar beets, molasses, syrups, melada, pineapples, pineapple products, dairy products, ranch products and agricultural products of any kind or nature, and by-products of any of the foregoing;
     (d) To acquire, construct, maintain and operate pumping plants, irrigation systems, dams and works, for the development, storage, transmission and utilizing of water, for plantation or other purposes, for its own use and for use of others or for purposes of sale;
     (e) To generate, use, sell and supply heat, power or energy of any kind, electric or otherwise, for heating, lighting, driving or other motive power for any industry or purpose, for itself or others, for hire or otherwise, and acquire, construct, maintain and use all appropriate plants and systems and their appurtenances for the manufacture, transmission and delivery or use thereof;
     (f) To contract with others for the growing, production and manufacture of any agricultural or other products or commodities suitable for any of the purposes of the corporation, and to make advances to others and to take security from others in connection therewith;
     (g) To acquire, build, charter, lease or own ships, vessels, lighters, docks and (or) operate the same between the ports of the Hawaiian Islands and the ports of the Hawaiian Islands and other ports;
     (h) To own, operate and carry on a store or stores for the purchase and sale of goods, wares and merchandise and otherwise to deal in the same, and to do a general export and import, wholesale and retail merchandising business;
     (i) To do any of the business or exercise any of its powers either solely or on its own account or as agent, factor, broker or representative of any other person, company, association or corporation; and to carry on any of said business or exercise any of the powers aforesaid, either directly or by virtue of ownership or control of the stock or shares of any other company, corporation or enterprise to the fullest extent permitted by law;
     (j) To buy or otherwise acquire, own, hold, use, improve, develop, mortgage, lease or take on lease, sell, convey, and in any and every other manner deal in and with and dispose of real estate, buildings, and other improvements, hereditaments, easements and appurtenances of every kind in connection therewith, or any estate or interests therein, of any tenure or description, to the fullest extent permitted by law, and also any and all kinds of chattels, goods, wares, merchandise, and agricultural, manufacturing and mercantile products and commodities, and patents, licenses, debentures, securities, stocks, bonds, commercial paper, and other forms of assets, rights and interests and evidences of property or indebtedness, tangible or intangible;
     (k) To undertake and carry on any business, investment, transaction, venture or enterprise which may be lawfully undertaken or carried on by a corporation and any business whatsoever which may seem to the corporation convenient or suitable to be undertaken whereby directly or indirectly to promote any of its general purposes or interests or render more valuable or profitable any of its property, rights, interests, or enterprises; and, for any of the purposes mentioned in these Articles, to acquire by purchase, lease or otherwise, the property, rights, franchise, assets, business and goodwill of any person, firm, association, or corporation engaged in or authorized to conduct any business or undertaking which may be carried on by this corporation or possessed of any property suitable or useful for any of its own purposes, and carry on the same, and undertake all or any part of the obligations and liabilities in connection therewith, on such terms and conditions and for such consideration as may be agreed upon, and to pay for the same either all or partly in cash, stocks, bonds, debentures, or other forms of assets or securities, either of this corporation or otherwise; and to effect any such acquisition or carry on any business authorized by these Articles either by directly engaging therein, or indirectly by acquiring the shares, stocks or other securities of such other business or entity, and holding and voting the same and otherwise exercising and enjoying the rights and advantages incident thereto;
     And in furtherance of said purpose and without prejudice to the generality of the foregoing terms, the corporation shall also have the following powers, that is to say:
     1. To have succession by its corporate name in perpetuity as hereinafter provided; to sue and be sued in any court; to make and use a common seal, and alter the same at its pleasure; to hold, purchase and convey such property as the purposes of the corporation shall require without limit as to amount, and to mortgage the same to secure any debt of the corporation; to appoint such subordinate officers and/or agents as the business of the corporation shall require, to make and adopt and from time to time amend or repeal By-Laws not inconsistent with any existing law for the management of its properties, the election and removal of its officers, the regulation of its affairs and the transfer of its stock;
     2. To borrow money or otherwise incur indebtedness with or without security, which indebtedness may at any time and from time to time, without any necessity of any authorization or consent of the stockholders of the corporation or any majority thereof, exceed the amount of the corporation's capital stock, and to secure any indebtedness by deed of trust, mortgage, pledge, hypothecation or other lien upon all or any part of the real or personal property of the corporation and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of all kinds, whether secured or unsecured;
     3. To purchase on commission or otherwise, subscribe for, hold, own, sell on commission or otherwise, or otherwise acquire or dispose of and generally to deal in stocks, scrip, bonds, notes, debentures, commercial paper, obligations and securities, including so far as permitted by law, its own issued shares of capital stock or other securities, and also any other securities or evidences of indebtedness whatsoever or any interest therein, and while owner of the same to exercise all the rights, powers and privileges of ownership;
     4. To draw, make, accept, endorse, assign, discount, execute and issue all such bills of exchange, bills of lading, promissory notes, dock and other warrants and other instruments to be assignable, negotiable or transferable by delivery or to order, or otherwise, as the business of the corporation shall require;
     5. To lend and advance money or to give credit, with or without security, to such persons, firms or corporations and on such terms as may be thought fit; and if with security then upon mortgages, deeds of trust, pledges or other hypothecations or liens upon real, personal or mixed property, or any right or interest therein or thereto;
     6. To aid in any manner any corporation of which any of the bonds or other securities or evidences of indebtedness or stock are held by this corporation, and to do any acts or things to preserve, protect, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or stock, including specifically the right and power to enter into and take the management of any business enterprise of any kind or nature, and while so managing any such business, to do the acts and things incidental or necessary thereto;
     7. To become a member of any general or limited partnership and to exercise all powers and privileges of a partner in any such partnership organized for or engaged in any business or carrying out any purpose which the corporation is, under these Articles of Association and the laws of Hawaii, authorized to engage in or carry out; and to join and engage in business as a member of any joint venture organized for or engaged in any business or carrying out any purpose which the corporation is, under these Articles of Association and the laws of Hawaii, authorized to engage in or carry out;
     8. To enter into and perform contracts, undertakings, and obligations of every kind and character;
     9. To promote, assist, subscribe or contribute to any association, organization, society, company, institution or object, charitable or otherwise, calculated to benefit the corporation or any persons in its employ or having dealings with the corporation, or deemed to be for the common or public welfare, including the erection, operation and maintenance and/or the aiding and assisting of hospitals, surgeries, clinics and laboratories;
     10. To become a party to and effect a merger or consolidation with another corporation or other corporations, and to enter into agreements and relationships not in contravention of law with any persons, firms or corporations;
     11. To become surety for or guarantee any dividends, bonds, stocks, contracts, debts, or other obligations or undertakings of any other person, firm or corporation, and to convey, transfer, or assign by way of pledge or mortgage all or any of the corporation's property or rights, both present and future to secure the debts or obligations, present or future, of such persons, firms or corporation and on such terms and conditions as the corporation may determine.
     The foregoing clauses shall be liberally construed, both as to purposes and powers. The enumeration herein of the purposes and powers of the corporation shall not be deemed to exclude by inference any purposes or powers which this corporation is empowered to exercise, whether expressly by force of the laws of Hawaii now or hereafter in effect, or impliedly by the reasonable construction of such laws.


                               IV.
     (a) The amount of the authorized capital stock of the corporation is Seven Million Two Hundred Thousand (7,200,000) shares of common stock without par value; and
     (b) The corporation shall have power from time to time to increase and reduce its capital stock and to increase and reduce the par value of its shares of capital stock having a par value and to convert shares of its capital stock having a par value into shares without par value and to convert shares of its capital stock without par value into shares with par value, all according to law. The corporation shall have power from time to time upon compliance with applicable law to issue additional classes of capital stock, either with or without par value, with such preferences, voting powers, restrictions and qualifications thereof, and subject to such provisions for call and retirement thereof or conversion thereof into common capital stock or into other classes of capital stock, and with such other provisions as shall be fixed in the resolution authorizing the issue thereof, or as shall be determined pursuant to the authority contained in such resolution in accordance with law.
     (c) The holders of the capital stock of the corporation having voting rights may, by the vote of the holders of not less than two-thirds of such capital stock outstanding (or if there are two or more classes of capital stock of the corporation having voting rights outstanding, by vote of the holders of two-thirds of each class of capital stock having voting rights) at any meeting of stockholders of the corporation called for the purpose, deny, limit or restrict any right of the stockholders of the corporation which may exist by virtue of the common law or any statute or otherwise to subscribe for additional shares of capital stock of the corporation of any class, whether such additional shares have been authorized prior to or at such meeting of stockholders, but no such vote shall in any way deny, limit or restrict any rights previously granted to the holders of any class of stock of the corporation in and by the resolution creating and authorizing such class of stock.
     (d) If, whenever and as often as shares of capital stock of the corporation without par value shall be authorized, the Board of Directors is authorized and empowered to determine from time to time the consideration for and the terms and conditions upon which shares of capital stock of the corporation without par value may be issued and what portion of such consideration shall constitute capital and what portion thereof, if any, shall constitute paid in surplus; subject always to the applicable provisions of these Articles of Association and the provisions of law.


                               V.
     (a) The officers of the corporation shall be a President, one or more Vice Presidents as may be determined in accordance with the By-Laws, a Secretary and a Treasurer. The corporation may have such additional officers as may be determined in accordance with the By-Laws from time to time. The officers shall have the powers, perform the duties, and be appointed and removable as may be determined in accordance with the By-Laws. Any person may hold two offices of the corporation if so provided by the By-Laws.
     (b) The Board of Directors shall consist of such number of persons, not less then two (2), as shall be determined in accordance with the By-Laws from time to time. The officers and directors of the corporation need not be stockholders of the corporation. The directors (and alternate directors and/or substitute directors, if any) shall be elected or appointed in the manner provided in the By-Laws and may be removed from office in the manner provided in the By-Laws and all vacancies in the office of director shall be filled in the manner provided for in the By-Laws.
     (c) All powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Association, or the By-Laws of the corporation; and in furtherance and not in limitation of said general powers, the Board of Directors shall have power: To acquire and dispose of property; to appoint a General Manager, Branch Managers and such other Managers, Officers or Agents of the corporation as in its judgment the business may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of the officers, agents and employees of the corporation, and in its discretion require security of any of them for the faithful performance of any of their duties; to declare dividends in accordance with law when it shall deem it expedient; to make rules and regulations not inconsistent with law or these Articles of Association or the By-Laws for the transaction of business; to instruct the officers or agents of the corporation with respect to, and to authorize the voting of stock of other corporations owned or held by this corporation; to incur such indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; to create such committees (including an executive committee or committees) and to designate as members of such committees such persons as it shall determine, and to confer upon such committees such powers and authorities as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation; to create and set aside reserve funds for any purpose and to invest any funds of the corporation in such securities or other property as it may seem proper; to remove or suspend any officer and generally to do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.
     (d) There shall be an Auditor of the corporation who shall be elected annually by the stockholders. The Auditor shall audit the books and accounts of the corporation and shall certify his findings and report thereon, in writing, to the stockholders at least annually; and shall make such other audits and reports as the Board of Directors shall determine from time to time. The Auditor may be a person, co-partnership, or, if permitted by law, a corporation. The Auditor may be removed from office either with or without cause at any time at a special meeting of the stockholders called for the purpose, and any vacancy caused by such removal may be filled for the balance of the unexpired term by the stockholders at a special meeting called for the purpose. In case of a vacancy in the office of Auditor other than by removal, the vacancy may be filled for the unexpired term by the Board of Directors or, if a special meeting shall be held during the existence of such vacancy, the vacancy may be filled at such special meeting of the stockholders.


                               VI.
     (a) No director, officer, employee or agent of the corporation and no person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and no heir, executor or administrator of any such person shall be liable to this corporation for any loss or damage suffered by it on account of any action or omission by him as such director, officer, employee or agent if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, unless with respect to an action or suit by or in the right of the corporation to procure a judgment in its favor such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to this corporation.
     (b) (1) The corporation shall indemnify each person who after the adoption of this Article VI is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (2) The corporation shall indemnify each person who after the adoption of this Article VI is made a party or is threatened to be made a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to this corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (3) To the extent that a director, officer, employee or agent of the corporation or of any division of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
     (4) Any indemnification under paragraphs (1) and (2) of this section (unless ordered by a court) shall be made by the corporation unless a determination is made that the director, officer, employee or agent has failed to meet the applicable standard of conduct set forth in paragraphs (1) and (2). Such determination may be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion to the corporation; or (iii) if a quorum of disinterested directors so directs, by a majority vote of the stockholders.
     (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.
     (6) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (7) The benefits and protections of paragraphs (a) and (b) of this Article shall extend to officers, directors, employees and agents of subsidiary corporations even though such service was not at the specific request of this corporation and shall be in addition to the coverage, if any, provided by such subsidiary. For purposes of this Article, subsidiary corporation shall mean any corporation in which this corporation owns more than 50% of the outstanding stock or any corporation more than 50% of whose outstanding stock is owned by a subsidiary of this corporation. For purposes of this Article, the term agent shall include those persons acting on behalf of this corporation who (i) are not otherwise covered by this Article as directors, officers or employees and (ii) have been specifically designated by the Board of Directors or management of this corporation as being entitled to indemnification hereunder.
     (8) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have any equity or other interest, through stock ownership or otherwise.
     (9) This Article shall be effective upon its adoption and shall apply to any person or entity covered by this Article with respect to any event or transaction occurring after adoption.
     (c) No contract, agreement, undertaking or other transaction between the corporation and any other corporation, partnership, joint venture or trust shall be invalidated or affected in any way by the fact that some or all of the officers and/or directors of the corporation are interested in or are officers, directors, stockholders, partners, joint venturers, trustees or beneficiaries of such other corporation, partnership, joint venture or trust; and any director of this corporation who is interested in or is an officer, director, stockholder, partner, joint venturer, trustee or beneficiary of any such other corporation, partnership, joint venture or trust may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or approve any such contract, agreement, undertaking or other transaction, and may vote thereat to approve any such contract, agreement, undertaking or other transaction with like force and effect as if he were not interested in, or an officer, director, stockholder, partner, joint venturer, trustee or beneficiary of such other corporation, partnership, joint venture or trust.


                              VII.
     The duration of the corporation shall be perpetual.


                              VIII.
     Service of legal process may be made upon the corporation in the manner provided by law.


                               IX.
     No stockholder shall be liable for the debts of the corporation beyond the amount which may be due and unpaid upon any share or shares of stock of the corporation owned by him.



     IN WITNESS WHEREOF, said parties hereto have hereunto set their hands and seals the 17th day of December, 1909.


                              /S/  H. P. BALDWIN

                              /S/  L. A THURSTON

                              /S/  J. P. COOKE

                              /S/  W O. SMITH

                              /S/  ELMER E. PAXTON






Territory of Hawaii                )
                                   )    ss.
City and County of Honolulu        )


     On this 17th day of December, A.D. 1909, before me personally appeared H. P. Baldwin, L. A. Thurston, J. P. Cooke,
W. O. Smith, and Elmer E. Paxton, known to me to be the persons described in and who executed the foregoing instrument, and they severally acknowledged that they executed the same as their free act and deed.



                              /S/  JNO. GUILD
                              Notary Public, 1st Judicial
                              Circuit,
                              Territory of Hawaii



                              IN WITNESS WHEREOF I have hereunto
                              set my hand and the Seal of the
                              Treasurer's Office of the Territory
                              of Hawaii, this 18th day of July,
                              1929.

                              /S/  E. S. SMITH
                              Treasurer of the Territory of
                              Hawaii



I hereby consent to and approve of the foregoing.

/S/  LAWRENCE M. JUDD
Governor of the Territory of Hawaii






Revised:  April 2, 1998
Revised:  April 19, 1979